Exhibit 21.1

Waters Corporation and Subsidiaries
12/31/2007

Waters Corporation (Delaware)
Waters Technologies Corporation (Delaware)
Waters Australia PTY LTD. (Australia)
Waters A/S (Denmark)
Waters AG (Switzerland)
Waters NV (Belgium)
Waters Cromatografia SA (Spain)
Waters SA de CV (Mexico)
Waters Technologies do Brasil Ltda (Brazil)
Waters Ges.MBH (Austria)
Waters Kft (Hungary)
Waters Sp.Zo.o (Poland)
Waters SAS (France)
Waters GmbH (Germany)
Waters Srl (Romania)
Waters SpA (Italy)
Waters Sverige AB (Sweden)
Thermometric AB (Sweden)
Waters Limited (Canada)
TA Instruments-Waters LLC (Delaware)
TA Instruments, Inc. (Delaware)
Waters France Holding Corp. (Delaware)
NuGenesis Technologies Corporation
Environmental Resource Assoc., Inc. (Colorado)
Pharmaceutical Resource Assoc, Inc. (Colorado)
PRA Europe Limited (UK)
Calorimetry Sciences Corporation***
Waters Investments Limited (Delaware)
Waters India Pvt. Ltd. (India)
Esbee Wire Pvt. Ltd. (India)
Waters Asia Limited (Delaware)
Waters Korea Limited (Korea)
Waters China Ltd. (Hong Kong)
Waters Technologies (Shanghai) Ltd
Waters Pacific Pte Ltd
Waters European Holdings LLP
Milford International Limited
Manchester International Limited
MM European Holdings LLP
Waters Finance III LLC
Waters Luxembourg SARL
Waters Tech. Holdings Ltd (Ireland)
Grand Duchy Finance SARL (Lux)
Waters Celtic Holdings Ltd (Ireland)
Waters Tech Ireland Ltd
Waters Chromatography Ireland Ltd (Ireland)
Nihon Waters Limited (Delaware)
Nihon Waters K.K. (Japan)
TA Instruments Japan, Inc. (Japan)
Microsep Proprietary Ltd (So. Africa) (24.5%)

Subsidiaries of Waters Luxembourg SARL

Micromass Holdings Ltd.
Waters Chromatography BV (Netherlands)
Waters Chromatography Europe BV (Netherlands)
Micromass Ltd. (UK)
Waters Ltd. (UK)
Phase Sep Limited (UK)
Phase Sep Eurl (France)
Micromass UK Ltd. (UK)
Micromass Investments Ltd. (UK)
Mass Analyser Prod Ltd. (UK)
Micromass International Ltd. (UK)
Micromass B.V. (Netherlands)
TA Instruments Ltd. (UK)
Sandygrow Ltd. (Ireland)
Rodolfo Holding Ltd. (Ireland)

***	2007 Acquisitions

*	All subsidiaries are 100% owned unless otherwise indicated.